Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                                 AMENDMENT NO. 3


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                           VANGUARD ENERGY CORPORATION
               (Exact name of registrant as specified in charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                           1330 Post Oak Blvd., Suite 1600
                                                  Houston, TX 77506
        27-2888719                                  (713) 627-2500
 ----------------------------          ----------------------------------------
 (IRS Employer I.D. Number)          (Address, including zip code, and telephone
                                        number including area of principal
                                              executive offices)

                                Warren M. Dillard
                         1330 Post Oak Blvd. Suite 1600
                                Houston, TX 77506
                                 (713) 627-2500
                 ----------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                   Hart & Hart
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after this Registration Statement
              becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

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If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

       Large accelerated filer   [  ]        Accelerated filer   [  ]

       Non-accelerated filer   [  ]          Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                           CALCULATION OF REGISTRATION

Title of each                         Proposed    Proposed
  Class of                            Maximum      Maximum
Securities             Securities     Offering    Aggregate       Amount of
  to be                  to be       Price Per    Offiering      Registration
Registered             Registered     Share(1)       Price         Fee(1)
----------            ----------     ---------    ------------  --------------

Common stock (2)      4,800,000         $1.50     $7,200,000



Common Stock (3)        480,000         $1.20      $576,000


Class A Warrants (4)    480,000            --           --
                     -----------

Total                                           $7,776,000          $1,061
                                                ==========

(1) Offering price calculated in accordance with Rule 457.

(2) Shares issuable upon the exercise of Class A warrants.

(3) Shares issuable upon the exercise of underwriters' warrants.

(4) Class A warrants issuable upon exercise of underwriter's warrants.

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     The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           VANGUARD ENERGY CORPORATION

                                  Common Stock

     By means of this prospectus we are offering up to:

          o 4,800,000 shares of our common stock which we may sell upon the exercise of our Class A warrants;

          o 480,000 shares of our common stock issuable upon the exercise of warrants we issued to the underwriters of our initial public offering; and

          o 480,000 Class A warrants issuable upon the exercise underwriters' warrants


     Our common stock is traded on the OTC Bulletin Board under the symbol VNGE. On September 16, 2013 the closing price for our common stock was $0.15. Our Class A warrants are also traded on the OTC Bulletin Board under the symbol
VNGEW. On September 16, 2013 the closing price for one Class A warrant was $0.02. There is no trading market for the units issuable upon the exercise of the underwriters' warrants.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY
PROSPECTIVE  INVESTORS,   SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  5  OF  THIS
PROSPECTUS.





               The date of this prospectus is September __, 2013.


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                               PROSPECTUS SUMMARY

We are an early-stage independent energy company engaged in the acquisition and development of leases in or near the Batson Dome Field in East Texas. We plan to build our cash flow and oil reserves through a focused acquisition and development program by:

          o    focusing our  operations in the  hydrocarbon-rich  region of east
               Texas;

          o drilling in areas which have a high proportion of oil relative to natural gas;

          o lessening risk by concentrating on established areas with proven production; and

          o using new screening technology which prevents sand accumulation in the well bores and allows for the recovery of more oil from mature fields.


     As of September 10, 2013:

          o we had drilled and completed fourteen wells in the Batson Dome Field, five of which were shut in, and


          o    we were not drilling or completing any wells.

     During the year ended September 30, 2012 and the six months ended March 31, 2013 gross revenues from our oil production were approximately $3,369,000 and $2,565,000 respectively.

     At September 30, 2012 the after-tax present value, discounted at 10%, of the estimated future net revenues of our estimates of proved oil reserves was approximately $37,000,000.

     We are continuing the development of our leases in the Batson Dome Field. We also plan to acquire additional leases adjacent to the Batson Dome Field or in other areas of East Texas. We believe that, based on past field production, geology, and our actual experience with the oil wells on our Batson Dome leases, there is an opportunity for the drilling of a number of additional oil wells on our leases. We are continuing to add to our lease position at the field and are implementing a new 3-D seismic analysis of the entire area with the goal of gaining additional potential drilling prospects in the area.

     We were incorporated in Colorado in June 2010. Our executive offices are located at 1330 Post Oak Blvd., Suite 1600 Houston, Texas 77056. Our telephone number is (713) 627-2500 and our fax number is (713) 963-4663. Our website address is www.vanguardenergycorp.com. Information contained in and accessible through our website is not part of this prospectus.

THE OFFERING:

     In December 2011 we sold 4,800,000 units in an initial public offering. Each unit consisted of one share of our common stock and one Class A warrant. Each Class A warrant entitles the holder to purchase one share of our common

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stock at a price of $1.50 per share at any time on or before November 29, 2016.

     In connection with the December 2011 initial public offering, we issued warrants to the underwriters of the offering. The underwriter's warrants allow the holders to purchase 480,000 units at a price of $1.20 per unit at any time prior to February 28, 2016. Each unit consists of one share of our common stock and one Class A warrant.

     Accordingly, this offering pertains to:

          o 4,800,000 shares of our common stock issuable upon the exercise of the Class A warrants;


          o 480,000 shares of our common stock issuable upon the exercise of warrants we issued to the underwriters of our initial public offering; and


          o    480,000   Class  A  warrants   issuable   upon  the  exercise  of
               underwriters' warrants.


Common Stock Outstanding:   As of September 10, 2013, we had 12,741,512
                            outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options, warrants or other convertible securities.


Risk Factors:               Any purchase of our securities involves a high
                            degree of risk. Risk factors include our short operating history and the possible need for us to sell shares of our common stock to raise capital.
                            See the "Risk Factors" section of this prospectus below for additional Risk Factors.

OTCBB Symbols:
    Common Stock            VNGE
    Class A Warrants        VNGEW

Forward-Looking Statements

     This prospectus contains "forward-looking statements," as that term is used in federal securities laws, concerning our financial condition, results of operations and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements include, among others:

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     We have based these forward-looking  statements on our current expectations about future events.  The  forward-looking  statements  include  statements that
reflect  management's   beliefs,   plans,   objectives,   goals,   expectations,
anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.

     The potential risks and uncertainties that could cause our actual financial condition, results of operations and future performance to differ materially from those expressed or implied in this prospectus include:

          o    the sale prices of crude oil;

          o the amount of production from oil wells in which we have an interest;

          o    lease operating expenses;

          o    international conflict or acts of terrorism; and

          o    general economic conditions.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                  RISK FACTORS

     Investors should be aware that an investment in our securities involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.


We are an early-stage independent energy company. We suffered a net loss of $(1,027,157) during the year ended September 30, 2012. Although we had net income for the nine months ended June 30, 2013, we may suffer losses in future periods.


     Our failure to obtain capital may restrict our operations. We may need additional capital to fund our operating losses and to expand our business. We do not know what the terms of any future capital raising may be but any future sale of our equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price investors pay for the shares of common stock sold in this offering. Our failure to obtain the

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capital which we require may result in the slower implementation of our business plan. There can be no assurance that we will be able to obtain the capital that we will need.

     Drilling. Oil exploration is not an exact science, and involves a high degree of risk. The primary risk lies in the drilling of dry holes or drilling and completing wells that, though productive, do not produce oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil from the well.

     Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than with development drilling. Exploratory drilling itself can involve varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

     Although the completion of a well is, to a certain extent, less risky than drilling, the process of completing a well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil in order to repay the investment in the well. As a result, there is considerable economic risk associated with our activities.

     Economic Factors in Oil Exploration. The acquisition, exploration and development of oil properties, and the production and sale of oil are subject to many factors which are outside our control. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by Federal, state, and local governmental authorities.

     Title Uncertainties. Interests that we will acquire in properties may be subject to royalty and overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and encumbrances, easements and other restrictions, any of which may subject us to future undetermined expenses. We do not intend to purchase title insurance, title memos, or title certificates for any leasehold interests we acquire. It is possible that at some point we will have to undertake title work involving substantial costs. In addition, it is possible that we may suffer title failures resulting in significant losses.

     Uninsured Risks. The drilling of wells involves hazards such as blowouts, unusual or unexpected formations, pressures or other conditions which could

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result in substantial losses or liabilities to third parties. Although we intend to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), we may not be insured against all such losses because such insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of our funds or property.

     Government Regulation. Our operations are affected from time to time and in varying degrees by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of production of oil have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to us and may delay or otherwise adversely affect our proposed operations.

     From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond our control or the oil and gas industry.

     Environmental Laws. Our activities will be subject to existing federal and state laws and regulations governing environmental quality and pollution control. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays and may materially affect our earnings. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on our operations in the future although compliance may necessitate significant capital outlays, materially affect our earning power or cause material changes in our intended business. In addition, we may be exposed to potential liability for pollution and other damages.

     As of the date of this prospectus there was only a limited public market for our common stock and our Class A warrants. As a result, purchasers of the securities offered by this prospectus may be unable to sell their securities or recover any amounts that they paid for their securities.

     Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in our securities and investors may find it difficult to sell their shares or warrants. Trades of our securities are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to

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the transaction  prior to sale. The Securities and Exchange  Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and
offer   quotations,   and  the   broker/dealer   and  salesperson   compensation
information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

     Shares issuable upon the conversion of notes or upon the exercise of outstanding warrants and options may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock.

     We have outstanding convertible notes, as well as options and warrants which, as of the date of this prospectus, could potentially allow the holders to acquire a substantial number of shares of our common stock. Until the convertible notes are repaid, and the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The conversion of the notes or the exercise of the options and warrants will dilute the voting interest of the current owners of outstanding shares by adding a substantial number of additional shares of common stock.

     The sale of common stock described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

     Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock. Short selling is a practice of selling shares which are not owned by a seller at that time, with the expectation that the market price of the shares will decline in value after the sale, providing the short seller a profit.

                              PLAN OF DISTRIBUTION

     In December 2011 we sold 4,800,000 units in an initial public offering. Each unit consisted of one share of our common stock and one Class A warrant. Each Class A warrant entitles the holder to purchase one share of our common stock at a price $1.50 per share at any time on or before November 29, 2016.

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      In connection with the December 2011 initial public offering, we issued warrants to the underwriters' of the offering. The underwriters' warrants allow the holders to purchase up to 480,000 units at a price of $1.20 per unit at any time prior to February 28, 2016. Each unit consists of one share of our common stock and one Class A warrant.

      Accordingly, this offering pertains to:

          o 4,800,000 shares of our common stock issuable upon the exercise of our Class A warrants;


          o 480,000 shares of our common stock issuable upon the exercise of warrants we issued to the underwriters of our initial public offering, and

          o 480,000 Class A warrants issuable upon the exercise of the underwriters' warrants. Unless registered, any shares issued upon the exercise of these warrants will be restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.


     Any shares issued upon the exercise of any warrant will be issued directly to the holder of the warrant.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

     Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. Our borrowing arrangement contains terms that require the lenders to approve dividend payments. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

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Preferred Stock

     We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Warrants

     See the section of this prospectus captioned "Plan of Distribution" for a description of our Class A warrants and the warrants we issued to the underwriters of our initial public offering.

Transfer Agent

      Corporate Stock Transfer
      3200 Cherry Creek Drive South, Suite 430
      Denver, Colorado 80209
      Phone: 303-282-4800
      Fax:  303-282-5800

                                 INDEMNIFICATION

     Our bylaws authorize indemnification of directors, officers, employees or agents against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

     We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information filed by us can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the

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operation  of  the  Public   Reference   Room  by  calling  the   Commission  at
1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding public companies. The address of that site is http://www.sec.gov.

     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                           Vanguard Energy Corporation
                         1330 Post Oak Blvd., Suite 1600
                                Houston, TX 77506
                                 (713) 627-2500

     The following documents have been filed with the Commission and are incorporated by reference into this prospectus:

          o    annual report on Form 10-K for the year ended September 30, 2012;

          o quarterly report on Form 10-Q for the three months ended December 31, 2012;

          o    report on Form 8-K filed on March 25, 2013;

          o    Report of Form 10-Q for the three months ended March 31, 2013


          o    report on Form 8-K filed on August 1, 2013; and

          o quarterly report on Form 10-Q for the three months ended June 30, 2013.


     All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

                                TABLE OF CONTENTS
                                                                    Page
PROSPECTUS SUMMARY .........................................
RISK FACTORS  ..............................................
PLAN OF DISTRIBUTION........................................
DESCRIPTION OF SECURITIES...................................
INDEMNIFICATION ............................................
AVAILABLE INFORMATION.......................................

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Vanguard Energy Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution

            SEC Filing Fee                                     $  1,179
            Legal Fees and Expenses                              10,000
            Accounting Fees and Expenses                          5,000
            Miscellaneous Expenses                                3,821
                                                               --------
                  TOTAL                                         $20,000
                                                                =======

             All expenses other than the S.E.C. filing fees are estimated.

Item 15.    Indemnification of Officers and Directors.

     It is provided by Section 7-109-102 of the Colorado Revised Statutes and the Company's Bylaws that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 16. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibits

 3.1*      Articles of Incorporation

 3.2*      Bylaws

 4.1*      Form of Common Stock Certificate

 4.2*      Form of Unit Certificate

 4.3*      Form of Class A Warrant Certificate

4.5*       Form of Warrant Agreement

4.6*       Form of Representative's Warrant

4.7*       Non-Qualified Stock Option Plan

4.8**      Form of Series A Warrant

4.9**      Form of Series B Warrant

4.10**     Form of Series C Warrant

4.11**     Form of Series D Warrant

Exhibits

4.12**     Form of Series E Warrant

5          Opinion of Counsel

10.1*      Purchase Agreement between C.F.O., Inc. and Vanguard Energy
           Corporation

10.2*      Purchase Agreement between Sidekick Xploration, LLC and Enecor, Inc.

10.3*      Assignment between C.F.O., Inc. and Vanguard Energy Corporation

10.4*      Employment Agreement with Warren Dillard

10.5*      Employment Agreement with R. Gerald Bailey

10.6*      Employment Agreement with Steven Powers

10.7*      Farmout Agreement with Claire Oil & Gas, Inc.

10.8*      Operating Agreement with C.F.O, Inc.

10.9*      Farmout Agreement with Exxon/Mobil

10.10*     Form of Convertible Note

10.11*     Amendment to Farmout Agreement with Claire Oil & Gas, Inc.

10.12*     Form of Lock-Up Agreement required by State Securities Administrators

14*        Code of Ethics

21*        Subsidiaries

23.1       Consent of Hart & Trinen

23.2       Consent of Briggs & Veselka Co.

23.3***    Consent of Nova Resource, Inc.

99**       Oil and Gas Reserve Report

* Incorporated by reference to the same exhibit filed with the Company's registration statement on Form S-1 (File # 333-174194).

** Incorporated by reference to the same exhibit filed with the Company's registration statement on Form S-1 (File # 333-180987).

***   Filed with initial registration statement.

Item 17.    Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is relying on Rule 430B:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each  prospectus  required  to be  filed  pursuant  to Rule  424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 11th day of September, 2013.

                                    VANGUARD ENERGY CORPORATION

                                 By:     /s/ Warren M. Dillard
                                         --------------------------------------
                                         Warren M. Dillard, President and Chief
                                         Executive Officer

     In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                           Date

/s/ Warren M. Dillard      Principal Executive, Financial     September 11, 2013
----------------------      and Accounting Officer and a
Warren M. Dillard                   Director


/s/ Steven M. Powers                Director                  September 11, 2013
----------------------
Steven M. Powers, by Warren
M. Dillard, as his
attorney-in-fact


/s/ Rick Wilber                     Director                  September 11, 2013
----------------------
Rick Wilber, by Warren M.
Dillard, as his
attorney-in-fact

                           VANGUARD ENERGY CORPORATION

                                    FORM S-3


                                 AMENDMENT NO. 3


                                    EXHIBITS